EXHIBIT NO. 23.2

[CROWE CHIZEK LOGO]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8, Number 33-15064, dated June 17, 1987, pertaining to the Chemical Financial Corporation 1987 Award and Stock Option Plan, (2) the Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991) pertaining to the Chemical Financial Corporation 401(k) Savings Plan and in the related Prospectus, (3) the Registration Statement (Form S-8, Number 333-38511, dated October 22, 1997) pertaining to the Chemical Financial Corporation 1997 Stock Incentive Plan, (4) the Registration Statement (Form S-8, Number 333-70225, dated January 7, 1999), pertaining to the Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors, (5) the Registration Statement (Form S-8, Number 333-56482, dated March 2, 2001) pertaining to the Chemical Financial Corporation Stock Option Plan for Holders of Shoreline Financial Corporation, and (6) the Registration Statement (Form S-8, Number 333-84862, dated March 25, 2002) pertaining to the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors of our report dated January 31, 2001 with respect to the Shoreline Financial Corporation consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2000.

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991) pertaining to the Chemical Financial Corporation 401(k) Savings Plan and in the related Prospectus of our report dated May 29, 2002, with respect to the financial statements and schedules for the period ended January 1, 2002 of the Shoreline Financial Corporation 401(k)/Profit Sharing Plan included in the Annual Report (Form 10-K) of Chemical Financial Corporation for the year ended December 31, 2002.

March 14, 2003 Grand Rapids, Michigan	Crowe Chizek and Company LLP /s/ Crowe Chizek and Company LLP